CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281364 on Form S-6 of our report dated October 25, 2024, relating to the financial statement of FT 11715, comprising Vest Nasdaq 100 Buffered 10 Portfolio, Series 11, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 25, 2024